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                                                                    EXHIBIT 3.29




                            CERTIFICATE OF FORMATION
                                       OF
                          PROVIDENCE BROADCASTING, LLC



                                      NAME

The name of the limited liability corporation is Providence Broadcasting, LLC.



                          REGISTERED AGENT AND OFFICE

         The address of the initial registered office of this corporation is 2711 Centerville Road, Suite 400, Wilmington, DE, 19808 and the name of the registered agent of the corporation in the State of Delaware is the Corporation Service Company.

Date: January 25, 2001                            /s/ MARCIA L. GREENE
                                                  -----------------------------
                                                  Marcia L. Greene






                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/25/2001
                                                          010040503 - 3348454